SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 8, 2002


                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)


          Arizona                        1-4473                 86-0011170
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)        Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona        85072-3999
        (Address of principal executive offices)                (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

ARIZONA ELECTRIC INDUSTRY RESTRUCTURING

     As previously disclosed, in a filing with the Arizona Corporation Commission (the "ACC") on October 18, 2001, Arizona Public Service Company (the "Company" or "APS") requested the ACC to (a) grant APS a partial variance from an ACC rule that would obligate APS to acquire all of its customers' "standard offer" generation requirements from the competitive market (with at least 50% of that coming from a "competitive bidding" process) starting in 2003 and (b) approve as just and reasonable a long-term purchase power agreement ("PPA") between APS and Pinnacle West Capital Corporation ("Pinnacle West"). See "Arizona Electric Industry Restructuring" in Item 5 of the Company's Current Report on Form 8-K dated December 14, 2001.By letter dated January 14, 2002, the Chairman of the ACC recommended that the ACC establish a new "generic" docket to "determine if changed circumstances require the [ACC] to take another look at electric restructuring in Arizona." On January 22, 2002 the ACC's Chief Administrative Law Judge ("ALJ") issued a procedural order by which a generic docket was opened. On February 8, 2002, the ALJ issued a procedural order which consolidated the generic docket, the Company's request, and other pending ACC dockets. Although the order consolidates several dockets, it states that a hearing on the APS matter will commence on April 29, 2002. The order went on to state that the ALJ was construing the October 18, 2001 filing as a request by the Company to amend the 1999 ACC order that approved a comprehensive Settlement Agreement (the "Settlement Agreement") among the Company and various parties relating to the implementation of retail electric competition.

     The Company is required to transfer its generation assets and competitive services to one or more corporate affiliates on or before December 31, 2002. Consistent with that requirement, the Company has been addressing the legal and regulatory requirements necessary to complete the transfer of its generation assets to Pinnacle West Energy Corporation, a wholly-owned subsidiary of Pinnacle West, on or before that date. In anticipation of the Company's transfer of generation assets, Pinnacle West Energy has completed, and is in the process of developing and planning, various generation expansion projects so that the Company can reliably meet the energy requirements of its Arizona customers. A modification to the competition rules or the Settlement Agreement as a result of the consolidated docket could, among other things, adversely affect the Company's ability to transfer its generation assets to Pinnacle West Energy by December 31, 2002. The Company cannot predict the outcome of the consolidated docket or its effect on the specific requests in the Company's October 18, 2001 filing, the existing Arizona electric competition rules, or the Settlement Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ARIZONA PUBLIC SERVICE COMPANY
                                   (Registrant)



Dated: February 20, 2002           By: Barbara M. Gomez
                                       ------------------------------
                                       Barbara M. Gomez
                                       Treasurer